JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748

March 27, 2009

Dear Stockholders:

You are cordially invited to attend the Jeffersonville Bancorp annual meeting, to be held on April 28, 2009 at 3:00 p.m. at Town of Callicoon Town Hall, Legion Street, Jeffersonville, New York 12748, and any adjournment thereof. (the “Annual Meeting”).

At the meeting you will be asked: (a) to elect four directors to the Board of Directors of the Company for three-year terms; (b) to ratify Beard Miller Company LLP as independent auditors for the Company for the year ending December 31, 2009; and (c) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors unanimously recommends that you vote “For” the election of all of the Board’s nominees for election as directors as well as the ratification of Beard Miller Company LLP as the independent auditors for the Company. We encourage you to read the accompanying Proxy Statement, which provides information regarding Jeffersonville Bancorp and the matters to be voted on at the Annual Meeting. Also enclosed is our 2008 Annual Report containing an abridged Form 10-K. You can obtain a copy of the complete Form 10-K, without charge, by contacting us at the following address:

Jeffersonville Bancorp, Inc.
4866 State Route 52, PO Box 398
Jeffersonville, New York 12748
Attn: Deborah Muzuruk

It is important that your shares be represented at the Annual Meeting. In order to make sure that your vote is represented at the Annual Meeting, indicate your vote on the enclosed proxy form and sign, date and return it in the enclosed envelope. If you attend the Annual Meeting and prefer to vote in person, you may do so. You may also revoke your proxy at the Annual Meeting and vote in person.

    Sincerely,

    /s/ Kenneth C. Klein

    Kenneth C. Klein
    Chairman

JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2009

To the Stockholders of Jeffersonville Bancorp:

Notice is hereby given that the Annual Meeting of the Stockholders of Jeffersonville Bancorp (the “Company”) will be held at the Town of Callicoon Town Hall, Legion Street, Jeffersonville, New York 12748 at 3:00 p.m. on April 28, 2009 for the following purposes:

(1) To elect four directors to the Board of Directors to serve for three-year terms (Proposal 1);

(2) To ratify the appointment of Beard Miller Company LLP as independent auditors for the Company for its year ending December 31, 2009 (Proposal 2); and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only those holders of record of common stock of the Company, par value $0.50 per share (the “Common Stock”), at the close of business on March 20, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. This Proxy Statement was first mailed to stockholders on or about March 27, 2009.

You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy card in the enclosed, self-addressed stamped envelope. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed later-dated proxy or by voting in person at the meeting.

    By Order of the Board of Directors

    /s/ Kenneth C. Klein

    Kenneth C. Klein
    Chairman

Jeffersonville, New York
March 27, 2009

JEFFERSONVILLE BANCORP
4866 State Route 52
Jeffersonville, New York 12748

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2009

JEFFERSONVILLE BANCORP

The Company was organized as a New York company on January 12, 1982 for the purpose of becoming a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Effective June 30, 1982, the Company became the registered bank holding company for the First National Bank of Jeffersonville (the “Bank”), which was chartered in 1913 and organized under the National Banking Laws of the United States.

The Company does not pay any separate compensation to its directors or officers. The compensation payments and benefit plans described in this proxy are paid by the Bank. The same individuals serve on the Board of Directors of both the Company and the Bank.

NEW BUSINESS

At the Annual Meeting, only such new business shall be conducted and only proposals with respect to such new business shall be considered or acted upon, as shall have been brought before such meeting by or at the direction of the Board of Directors or by any stockholder of the Company who gives timely notice in writing to the Secretary of the Company as set forth in Section 2.13 of the Company’s Bylaws. For new business to be properly brought before the Annual Meeting by a stockholder, the stockholder must deliver notice to, or notice must be mailed and received at, the Company’s principal executive office not less than 120 calendar days in advance of the date the Company’s proxy statement was sent to stockholders in connection with the previous year’s annual meeting of stockholders (i.e., December 1, 2008 for the 2009 annual meeting and November 26, 2009 for the 2010 annual meeting). No such notice has been received.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for determining the qualification of and nominating persons for election to the board of directors, including (if applicable) shareholder nominations that comply with the notice procedures set forth in the Company’s Bylaws. The Board of Directors believes that it should be comprised of Directors who possess the highest personal and professional ethics, integrity, and values, and who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long-term interests of the shareholders. When seeking candidates for Director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent Directors, management or others. The committee also has the authority to retain any search firm to assist in the identification of director candidates.  The four nominees for election at the Annual Meeting are all currently directors of the Company and thus were known to the members of the Nominating and Corporate Governance Committee. No other candidates were solicited and no other names suggested by security holders as candidates in connection with the Annual Meeting.

The Company’s Bylaws also permit shareholders eligible to vote at the annual meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 120 calendar days in advance of the date of the corporation’s proxy statement was sent to shareholders in connection with the previous year’s annual meeting of shareholders (i.e. December 1, 2008 for the 2009 annual meeting and November 26, 2009 for the 2010 annual meeting). No such nominations were received.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement was first mailed to stockholders on or about March 27, 2009. Only holders of record of Common Stock at the close of business on March 20, 2009, are entitled to notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof. On the record date, there were 1,350 holders of record of the 4,234,321 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. The Company’s bylaws allow for cumulative voting for directors. Under New York corporate law, directors are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election (in person or represented by proxy) at the Annual Meeting and entitled to vote on the matter. Unless otherwise required by law or the Company’s Certificate of Incorporation, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting, whether in person or by proxy, and entitled to vote on the matter.

 The record holders of the Common Stock are entitled to one vote in person or by proxy in respect to each such share on each matter to come before the Annual Meeting. Cumulative voting for directors, however, allows a stockholder to cumulate his or her votes for one or more of the nominees, meaning that his or her votes may be cast for one or more of the nominees. For example, if a stockholder held one share of Common Stock, the stockholder would have three votes. He or she could cast those three votes of one of the directors, cast two votes for one director and one vote for another, or cast one vote for each of the four nominees.

Each proxy, unless the stockholder otherwise indicates therein, will be voted “FOR” each of the election of the four persons named in the Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors and “FOR” the ratification of Beard Miller Company LLP as independent auditors. In each case where the stockholder appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specification. Stockholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but the Board does not know of any such other matters of business.

Any stockholder of record has the power to revoke his or her proxy at any time, insofar as it has not been exercised, by written notice of revocation, or by submitting a subsequently dated proxy to John A. Russell at the Company, P.O. Box 398, Jeffersonville, New York 12748, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting. Attendance at the meeting will not by itself revoke a proxy.

Abstentions and broker non-votes will be treated as shares that are present or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast at the Annual Meeting. Abstentions will be treated as no votes in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

The cost of solicitation of proxies will be borne by the Company. Solicitation of proxies may be made in person or by mail, or telephone by directors, officers and other employees of the Company, without additional compensation. The Company has retained American Stock Transfer and Trust Company to assist in the mailing of proxies and the Company will reimburse AST for the mailing costs and for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock.

ELECTION OF DIRECTORS
(Proposal 1)

The Board of Directors currently consists of 10 members. The Board is divided into three classes (I, II, III), and each director serves a three-year term. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. If the term of office for the Class in which a director is elected expires prior to the director’s third year in service, the director will stand for reelection with the other Class members for a full three-year term. One class of directors is to be elected annually. Presently, all directors of the Company also are directors of the Company’s wholly owned subsidiary, The First National Bank of Jeffersonville (the “Bank”).

The terms of office for the Class II directors expires at the Annual Meeting. The Board of Directors has nominated the following members of Class II to stand for election as directors for an additional three-year term: John W. Galligan, Raymond Walter, Earle A. Wilde and Wayne V. Zanetti. There are no stockholder nominees for Class II directors. All nominees are currently members of the Board.

Information as to Nominees and Other Directors

The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Jeffersonville Bancorp. Also set forth is certain other information with respect to each such person’s age at December 31, 2008, the periods during which such person has served as a director of Jeffersonville Bancorp and positions currently held with Jeffersonville Bancorp and the Bank.

Director Nominees for a Three-Year Term:	Age at December 31, 2008	Director Since	Expiration of Term	Positions Held with Jeffersonville Bancorp and the Bank

John W. Galligan	72	1982	2009	Director

Raymond Walter	62	1994	2009	Vice-Chairman and Director

Earle A. Wilde	80	1982	2009	Director

Wayne V. Zanetti	59	2008	2009	President of the Company, Director and President and Chief Executive Officer of the Bank

Continuing Directors:	Age at December 31, 2008	Director Since	Expiration of Term	Positions Held with Jeffersonville Bancorp and the Bank

Douglas A. Heinle	79	1982	2010	Director

Kenneth C. Klein	48	2000	2010	Chairman and Director

James F. Roche	75	1982	2010	Director

John K. Gempler	66	1982	2011	Corporate Secretary and Director

Donald L. Knack	61	2008	2011	Director

Edward T. Sykes	64	1982	2011	Director

John W. Galligan is a land surveyor with the John W. Galligan Company.

Raymond Walter is the retired president of Jeffersonville Bancorp. Mr. Walter is the Vice-Chairman of the Company. Mr. Walter was employed by the Company from 1973 to 2008 and has been a director since 1994.

Earle A. Wilde is retired from the Cornell Cooperative Extension Service.

Wayne Zanetti is the president of Jeffersonville Bancorp. He is also the president and chief executive officer of The First National Bank of Jeffersonville, a position he has held since January 2009. At that time, he was also added to the Board of the Company and the Bank. Mr. Zanetti joined the Bank in March 1999.

Douglas A. Heinle is a retired Postmaster of the U.S. Postal Service.

Kenneth C. Klein is the chairman of the Company, and the Chairman of the Board of Directors of the Bank since July 2007. Mr. Klein is an attorney with his own practice.

James F. Roche is a principal of Roche’s Garage, Inc., an automobile dealer. He is also a principal of Roche Lease Corp and Arden Enterprises.

John K. Gempler is the retired manager of Callicoon Cooperative Insurance Company.

Donald L. Knack is a CPA since 1976 and most recently, a principal of Knack, Pavloff & Company, LLP. Mr. Knack was appointed in February 2008 to fill the vacancy on the board caused by the resignation of director Arthur Kessler in June 2007. He was elected by the shareholders to his present term at the 2008 annual meeting.

Edward T. Sykes retired as president of Mike Preis Inc., an insurance brokerage firm and currently is Chairman of the Board of Southern Tier Title Agency LLC.

It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board believes that the nominees will stand for election and knows of no reason why any nominee might be unable to serve if elected.

Required Vote

Directors will be elected by a plurality of the shares present, either in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter. Stockholders are permitted to cumulate their votes for directors. Cumulative voting for directors allows a stockholder to cumulate his or her votes for one or more of the nominees, meaning that his or her votes may be cast for one or more of the nominees. For example, if a stockholder held one share of Common Stock, the stockholder would have three votes. He or she could cast those three votes for one of the directors, cast two votes for one director and one vote for another, or cast one vote for each of the four nominees.

Your appointed proxies will vote your shares “For” the each of the four nominees unless you instruct otherwise in the proxy form.

The Board of Directors recommends that shareholders vote “For” the approval of each of the four nominees to the Board of Directors.

***
CORPORATE GOVERNANCE

General

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the executive officers of the Company and the Bank, by reviewing materials provided to them and by participating in meetings and strategic planning sessions for the Board and its committees.

Director Independence

The Board of Directors has determined that a majority of its ten members meet the standards of independence set forth by the NASDAQ Stock Market. All Directors are independent excluding Messrs. Gempler, Klein,Walter, and Zanetti. Messrs. Gempler, Klein, Walter and Zanetti are not considered independent because they are directors and executive officers of the Company and the Bank. Further, Mr. Klein is not considered independent since he also serves as Bank counsel.

Code of Ethics

The Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors. A copy of the code of ethics is available on our website at: www.jeffbank.com.

You can also obtain a printed copy of our code of ethics, without charge, by contacting us at the following address:

Jeffersonville Bancorp, Inc.
4866 State Route 52, PO Box 398
Jeffersonville, New York 12748
Attn: Wayne Zanetti

Board Meetings and Committees

The Board of Directors has an Audit Committee. Its members in 2008 were Messrs. Wilde (Chairman), Knack and Sykes. The function of the Audit Committee is to institute, oversee and assist the internal and external auditors of the Company and the Bank. The Audit Committee had 5 regularly scheduled meetings during 2008. Each of the members of the Audit Committee meets the independence requirements of the rules of the NASDAQ listing standards and applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors has an “audit committee financial expert” (as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC) serving on its audit committee. Since Donald L. Knack is a Certified Public Accountant in practice since 1976, he is the Board’s “audit committee financial expert” and serves as the Chairman of the Audit Committee.

The Board of Directors has a Nominating and Corporate Governance Committee. The members are Messrs. Sykes (Chairman), Wilde, and Roche. The committee had 2 meetings in 2008. All members of the Nominating and Corporate Governance Committee are independent for purposes of NASDAQ Rule 4200. The committee acts pursuant to a written charter adopted by the Board, a copy of which was attached to the proxy statement for the 2007 annual meeting.  You can obtain a copy of the charter by contacting Wayne Zanetti at Jeffersonville Bancorp, P.O. Box 398, Jeffersonville, N.Y, 12748.

The Board of Directors has a standing Compensation Committee on which board membership is rotated annually. It was composed of Messrs. Sykes (Chairman), Galligan and Heinle in 2008. The function of the Compensation Committee is to review the compensation and benefits of the directors, officers and executive officers of the Company. The Compensation Committee had 2 regularly scheduled meetings during 2008. All members of the Compensation Committee are independent for purposes of NASDAQ Rule 4200. The Compensation Committee has not yet adopted a charter.

The Board of Directors of the Bank has a standing Loan Committee on which board membership is rotated every two months. It was composed of Messrs. Walter (Chairman), Heinle, Roche, Wilde, Sykes, Knack, Galligan, Klein and Gempler in 2008. The function of this committee is to review loan applications for new credit extensions. The Loan Committee had 24 scheduled meetings during 2008.

The Strategic Planning and Electronic Data Processing Committee of the Board of Directors of the Bank is rotated annually. It was composed of Messrs. Gempler (Chairman), Wilde and Heinle in 2008. The function of this committee is to look ahead to prepare for future trends and changes. The membership of this committee also serves as the Data Processing Committee reviewing future changes and enhancements in the Bank’s data processing applications. This committee had 4 meetings during 2008.

The Board of Directors of the Bank has a standing Asset Liability Committee/Compliance Committee on which membership is rotated annually. It was composed of Messrs. Galligan (Chairman), Roche and Knack in 2008. In addition the Compliance Officer, Bank Secrecy Act Officer, CEO and CFO regularly attend. The Asset Liability Committee /Compliance Committee had 4 regularly scheduled meetings in 2008. The function of the Asset Liability Committee/Compliance Committee is to assist and oversee the compliance program, and has the responsibility for investments and interest rate risk.

The Board of Directors of the Bank had an OCC Formal Agreement Compliance Committee in 2008. It was composed of Messrs. Klein (Chairman), Galligan and Walter. In addition, the Compliance Officer, Bank Secrecy Act Officer, Auditor, Chief Lending Officer and CFO regularly attended. The Committee had 10 meetings in 2008. The function of the OCC Formal Agreement Compliance Committee was to monitor the Bank’s progress in correcting the deficiencies which led to the written formal agreement with its primary federal regulator. The committee was dissolved upon successful completion of the terms of the formal agreement in November of 2008.

The Company had 13 regularly scheduled Board meetings and 1 special meeting during 2008. Each director has attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. While the Company does not have any written policy with regard to Board members attendance at the annual meeting of stockholders, Board members are expected to attend the Annual Meeting. Last year, all but one of the individuals then serving as directors attended the annual meeting.

Stockholder Communication with Directors

The Corporation’s stockholders who want to communicate with the Board of Directors or any individual Director can write to:

Jeffersonville Bancorp, Inc.
P.O. Box 398
Jeffersonville, New York 12748
Attn: Wayne Zanetti

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the full Board.

Compensation of Directors

Directors are paid for attending Board meetings and for up to two absences per year. Beginning in March 2008, Directors fees were reduced from $800 to $700 per meeting. A $500 fee per meeting attended is paid to members who serve on each of the Audit Committee, Compensation Committee, Strategic Planning Committee, Asset Liability Committee/Compliance Committee and Loan Committee. Mr. Walter did not receive Loan Committee fees. The Chairman of the Board was paid a $24,000 annual fee in addition to his regular meeting fees. The Board Secretary is paid a fee in addition to his regular Board meeting fees. Beginning in March 2008, the secretary’s fee was reduced from $800 to $700 per meeting of the Board attended. The Company paid no honorariums to its Board of Directors.

Director Retirement Plan

Effective on March 11, 2003, the Board of Directors of the Bank established the Director Retirement Plan to provide retirement benefits to directors, now and in the future, who have contributed to the growth and success of the Bank, except for directors as provided for under the Director Compensation Plan as described below. Under the Director Retirement Plan, which is administered by the Board of Directors of the Bank, each participating director will be paid an annual retirement benefit in monthly installments commencing on the first business day of the month following his retirement date and continuing for the life of the former director. However, no benefit will be payable under the Director Retirement Plan to an individual who is removed as a director of the Bank for cause. In the event a director participating in the Director Retirement Plan dies after his retirement date, all benefits payable under the Director Retirement Plan will cease after the payment coinciding with the month in which the former director’s death occurs and the former director’s beneficiaries will have no right to any further benefits under the Director Retirement Plan. No benefits will be paid under the Director Retirement Plan to beneficiaries of a participating director who dies prior to his retirement date from the Board or who dies prior to the date the director’s retirement benefit would commence. In the event of a change of control of the Bank, each participating director will be deemed to have terminated service at the age of seventy-five, without regard to his actual age, and thereafter, the former director will be entitled to receive an annual retirement benefit payable under the Director Retirement Plan. The Director Retirement Plan is an unfunded arrangement and does not relate to any specific funds of the Bank.

The payments of benefits under the Director Retirement Plan will be made from the general assets of the Bank and the participant will have only the rights of an unsecured creditor of the Bank with respect to those payments. The Bank will have the right, in its sole discretion, to provide for the funding of payments required to be made through a trust or otherwise. In the event of a merger, consolidation or acquisition where the Bank or its parent holding company is not a surviving entity of the agreement, the Director Retirement Plan will continue and will be in full force and effect. For purposes of the Director Retirement Plan, the annual retirement benefit is equal to an amount equal to eighty percent of the average annual cash compensation received by the participating director for services provided to the Company and the Bank during the three calendar years preceding the retirement date, provided that in no event shall an annual retirement benefit exceed $40,000 under the Director Retirement Plan. Termination for cause under the Director Retirement Plan means the termination of service as a director because of the participating director’s personal dishonesty, incompetence or willful violation of any law. The participants in the Director Retirement Plan are John Galligan, John Gempler, James Roche, Edward Sykes, Kenneth Klein, and Raymond Walter. Monthly retirement payments under this plan are currently being made to Messrs. Gibson McKean and Arthur Keesler.

Director Consultation Plan

Effective as of February 21, 2003, the Bank adopted the Director Consultation Plan to secure the ongoing services of certain directors of the Bank upon their retirement as a director of the Bank. The Director Consultation Plan is administered by the Board of Directors of the Bank. The participants in the Director Consultation Plan are limited to Douglas Heinle, Gilbert Weiss, and Earle Wilde. Under the Director Consultation Plan each participating director, upon retirement will become a participant in the Director Consultation Plan and will receive an annual sum equal to eighty percent of the average annual cash fees the director received as a director of the Bank during the three calendar years preceding the date the director retired as a director of the Bank. The payments will be made in monthly installments. To qualify for payments under the Director Consultation Plan, the former director, in his status as an independent contractor and consultant, must perform designated services for the Bank including providing advice and comprehensive input on strategic and operational issues and policies as requested by the Bank. The director’s term as consultant will begin on the date of termination of services as a director of the Bank and continue until the earlier of: 1) death; 2) resignation by the former director as a consultant; or 3) determination by the Board of Directors that the former director has not adequately fulfilled his service requirements to the Bank as a consultant. This plan is currently applicable to Mr. Gilbert Weiss, who continues to serve the Bank as consultant and Director Emeriti. The Director Consultation Plan is an unfunded arrangement and does not relate to any specific funds of the Bank.

Director Insurance Programs

Effective 2003, the Bank adopted a Director Insurance Program which provides the beneficiaries of current and future directors a $150,000 death benefit on fully paid policies, except for Messrs. Wilde and Roche for whom insurance was not secured. The insurance for Messrs. Wilde and Roche while unfunded, are being reserved for on the Bank based on actuarial data. Amounts reserved during 2008 for Messrs. Wilde and Roche were $7,002 and $6,483 respectively.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information for the executive officers of the Company and the Bank. The Company and the Bank have no employment agreements with the executive officers.

Name	Age at December 31, 2008	Positions Held with the Company and the Bank

Kenneth C. Klein	48	Chairman of Board of the Company, Chairman of the Board of Directors of the Bank and Director

Wayne V. Zanetti	59	President and Chief Executive Officer of the Company and Bank, and Director

John A. Russell	48	Chief Financial Officer and Treasurer of the Company, Senior Vice President and Chief Financial Officer of the Bank

Tatiana Hahn	45	Senior Vice President of the Company, and Senior Vice President and Chief Lending Officer of the Bank

Information concerning the principal occupation of Messrs. Gempler, Klein and Zanetti may be found under “Election of Directors--Continuing Directors.” Information concerning the principal occupation of Mr. Russell and Ms. Hahn during at least the last five years is set forth below.

John A. Russell is a Senior Vice President and the Chief Financial Officer of The First National Bank of Jeffersonville, a position he has held since January 2009. Mr. Russell is also the Chief Financial Officer and Treasurer of Jeffersonville Bancorp effective January 2009. He was previously the Senior Auditor of the Bank and joined the Bank in June 2005. He was previously Senior Auditor for Provident Bank in Montebello, New York from March of 2003 to June 2005. Mr. Russell is a Certified Public Accountant in New York State.

Tatiana Hahn is a Senior Vice President and Chief Lending Officer of The First National Bank of Jeffersonville, a position she has held since March 2006. She was previously a Vice President and Senior Loan Officer of the Bank. Ms. Hahn is also a Vice President of Jeffersonville Bancorp effective April 2007.  Ms. Hahn joined the Bank in July 1985.

No director or executive officer sits on the board of directors of any company with a class of securities registered with the Securities and Exchanges Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15 (d) of such act, or any company registered under the Investment Company Act of 1940, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its common stock to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2008 all Section 16(a) filing requirements applicable to the Company’s directors, officers and of more than 10% owners were complied with on a timely basis, except three separate transactions by Mr. Zanetti and two separate transactions each by Mr. Gempler and Mr. Sykes.

Transactions with Management

In the ordinary course of its banking business, the Bank has made and anticipates it will continue to make loans to its directors and executive officers and related parties or entities. It is the belief of management that these loans are made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers, and do not involve more than the normal risk of collectability or other unfavorable features.

Report of the Compensation Committee

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement, and the Board has approved that recommendation.

    COMPENSATION COMMITTEE
    Douglas A. Heinle (Chairman)
    Donald L. Knack
    Earle A. Wilde

Compensation Discussion and Analysis

General.    The Board’s Compensation Committee establishes policies relating to the compensation of employees, officers and executive officers of the Company and the Bank. All decisions by the Compensation Committee are presented to the full Board of Directors for ratification. Through its wholly owned subsidiary the Bank, the Company provides a base compensation package to all of its employees, officers and executive officers which is supplemented with various benefit plans. The objectives of the compensation program are to attract and retain a qualified workforce from the Sullivan County region. Special incentives have been instituted to reward individuals for performance and length of service as well as to provide an up-to-date competitive (comprehensive) package needed to retain trained and quality individuals. Several of the incentive programs used to retain quality employees are in-house job announcements and promotion opportunities, performance based rewards, and long-term benefits. Individuals are rewarded for performance and experience, and they are provided with opportunities to progress within the organization. Comprehensive compensation packages are offered along all steps of the way to insure that the Bank retains trained and qualified individuals.

All full time employees receive an annual evaluation. As a result of this process, their base compensation is adjusted on an annual basis. Each year senior management recommends to the Compensation Committee that a bonus be paid to all employees based upon the financial performance of the Company. In addition to the financial performance, all employees’ annual evaluations are factored into the equation. Employees and middle management are then evaluated by senior management who then may recommend bonus amounts, which is then reviewed and approved by the Company’s Compensation Committee. The CEO is evaluated by the members of the Compensation Committee. The senior management is evaluated by the CEO and his recommendations are presented to and reviewed by the Compensation Committee. The committee recommendations are then presented to the full Board for discussion and approval. The bonuses ranged from 5% to 8% of annual compensation for employees and 7% to 10% of annual compensation for middle management, and 12% to 15% for executives for 2008.

Base Compensation and Bonus of Executive Officers.    Compensation levels for officers and executive officers from March 1, 2008 through February 28, 2009 were fixed by the Board of Directors based on recommendations of the Committee. The base compensation paid to the executive officers in 2008 was, on the average, approximately 11% above that paid in 2007. In making its recommendations for this increase executive officer base compensation, including that for the Chief Executive Officer of the Bank, the Compensation Committee considered a number of factors, including an appraisal of the officer’s performance, the earnings performance of the Company, and information supplied by a regionally recognized compensation consulting firm. Each officer was ranked positively in helping the Bank operate in a market area negatively affected by falling real property values and other local issues discussed in the Management’s Discussion and Analysis section of the Company Annual Report on Form 10-K for the year ended December 31, 2008.  Further, the report received from the Bank’s consulting firm indicated that base compensation of the Chief Executive Officer of the Bank was comparable to other banks of similar size. Therefore Mr. Walter received the Cost of Living adjustment which is set annually by the Compensation Committee.

The compensation recommended and approved for executive officers is intended to further the earnings and financial strength of the Company through the focus of attention on efficient and productive operations in an increasingly competitive environment.

The base compensation of the Chief Executive Officer of the Bank, Raymond Walter, is increased in March of each year. Base compensation increased in 2008 by $8,232 over 2007, following a base increase from 2006 to 2007 of $7,644. The Committee based its recommendation largely on Mr. Walter’s performance as President of the Bank in 2007-2008, as well as past performance. While the Board was satisfied with Mr. Walter’s performance in guiding the Bank through a period of uncertainty in the real estate market, it granted him a percentage increase in base pay lower than that granted other officers in the Bank because of his already higher base pay and the lower net income of the Company in 2008 as compared to 2007.

Each of the executive officers named below was paid a bonus for the 2006-2008 periods.  The average bonus for Mr. Walter was 20% during this period, for Messrs. Zanetti and Burnett and Mme. Hahn was 17%, and for Mme. Sanborn was 12%.  The Compensation Committee has set maximum percentage guidelines for the payment of bonuses to executive officers. The Committee determines the Bonus award based upon the evaluations of the executive officers and the business performance of the Company.  The application of these standards is discussed below under “Benefits – Bonus Program.”

Benefits.    Benefits offered in the Bank’s compensation package include an array of insurance policies, paid leave and retirement programs. Insurance offerings include medical, dental, life and disability insurance. The medical and dental programs are Bank subsidized, and the life and disability insurance premiums are fully paid. Vacation, holiday, sick and personal time constitute the Bank’s paid leave program. The Bank offers a participatory 401(k) plan and a paid pension plan to round out its benefit package. These benefits generally are available to all full time employees. The qualified 401(k) plan permits tax-deferred employee contributions up to 75% of salary and provides for matching contributions by the Company. In 2008, the Company matched 100% of employee contributions up to 4% of the employee’s salary and 25% of the next 2% of the employee’s salary.

Benefits for length of service include 401(k), a defined benefit pension plan, vacation and disability benefits. Both the 401(k) and pension plans have vesting periods of five years. Short-term disability benefits increase incrementally with each two years of service up to a maximum benefit attained after 12 years of service. Vacation benefits increase incrementally with each ten years of service up to a maximum benefit of four weeks paid leave.

With 129 employees employed at various levels and functions, the Bank offers a variety of opportunities for individual growth and advancement. Many jobs are filled from within or through contacts made by our employees. The human resources personnel along with the Bank’s Compensation Committee review third party provided data for rating individual jobs for the banking industry. All positions have factors built in, such as: authority, decision-making skills, analytical / problem solving, interpersonal relations, requisite skills, public contact, mental / physical effort along with others. These factors are weighted in order to place the position in the organization, and also as guidelines for rating individual performance. The Company provides all employees with a comprehensive Employee Career Handbook to provide guidelines as to the Bank’s general rules and policies.

Short Term Incentive Plan  The Bank’s Bonus Program is a cash-based, pay-for-performance annual incentive plan that applies to all employees, full-time and part-time included, in the Bank and if approved, is payable in December.

Long Term Incentive Plan The Bank provides vacation leave and company paid short-term disability insurance based on years of service for all employees, full-time and part-time included.

Officers, due to Banking Regulations, are required to take two consecutive weeks vacation. As such, these Officers are allowed an additional one week’s vacation above the service based program, to a maximum of four weeks annual paid leave. Other programs include retirement packages which include 401(k), pension and post-retirement plans for medical and dental.

The following chart summaries certain aspects of the Company’s short and long-terms incentive plans:

Benefit Plan	Executive Officers	Managers	Full Time Employees
Bonus (1)	✓	✓	✓
Medical / Dental / Vision	✓	✓	✓
Life and Disability Insurance (2)	✓	✓	✓
BOLI (2)	✓	✓	Not Offered
401(k) (3)	✓	✓	✓
Pension (4)	✓	✓	✓
Postretirement Benefits (5)	✓	✓	✓
SERP (6)	✓	Not Offered	Not Offered

(1) Bonus Program

The Bank has a Bonus Program (the “Bonus”) in which all employees of the Bank with one complete year of service as of November 30 may participate for that fiscal year. Employees with less than one year of service are eligible for 1/12 of their normal share for each month of service. The Bonus Program formula has the following components:

Base Salary	X	Individual Performance	X	Business Performance	=	Bonus Award

Bonuses are based on forecasted financial results for the year, which are based on management’s estimates for the year after considering the economic and market conditions in which the Bank will be expected to operate during the forthcoming year. These forecasts are made in January of each year by the senior executive officers of the Bank and approved by the Bank’s Board. Bonuses are paid in relation to the extent the Bank meets or exceeds these forecasts. Individual performance evaluations are completed annually. For 2008, the Banks Bonus Program provides a sliding scale on combined individual and Bank performance, which range from 1% to 13% for full-time employees, 2%-15% for managers, 6%-17% for senior management, 9%-20% for president and 2%-7% for part-time employees. The Company believes the Bonus Program provides increased incentives for all employees to meet and exceed the Bank’s goals for the year.

(2) Life Insurance

The Bank provides paid life insurance up to three times annual salary, not to exceed $400,000 for all full time employees.

The Bank also maintains a Bank Owned Life Insurance program (BOLI) for certain managers and all executive officers. Insured managers were selected based on service years and grade level range. The last additions to the BOLI plan were in 2003. The plan allows the insured’s beneficiary to retain a three times base salary interest in the insurance proceeds as long as the insured is currently employed at the Bank at death or if the insured has retired from the Bank. The Bank has the option of discontinuing premiums or paying to retain coverage on insured employees who leave the Bank’s employment, other than by retirement. In this case, the Bank would become the full beneficiary to the insurance proceeds.

(3) Tax-Deferred Savings Plan

The Company maintains a qualified 401(k) plan for all employees, which permits tax-deferred employee contributions up to 75% of salary and provides for matching contributions by the Company. In 2008, the Company matched 100% of employee contributions up to 4% of the employee’s salary and 25% of the next 2% of the employee’s salary. The Company contributed approximately $160,000 in 2008, $150,000 in 2007, and $145,000 in 2006. During 2008 the Bank contributed $9,258, $7,950 and $3,160 for Messrs. Walter, Zanetti and Burnett respectively, and $4,962 and $3,805 for Mme. Hahn and Sanborn respectively, which are included in the Executive Compensation Table.

(4) Pension Plan

The Bank has a defined benefit pension plan (based on the New York State Bankers Retirement Plan Prototype) (the “Pension Plan”) covering substantially all of its employees. The benefits are based on years of service and the employee’s average compensation during the five consecutive years in the last 10 years of employment affording the highest such average. All W-2 compensation paid by the Bank to its employees up to $225,000 per year is covered by the Pension Plan, but this limitation of $225,000 may be higher due to future increases in the Consumer Price Index. Participants in the Pension Plan may choose one of the following benefit options: automatic joint and survivor annuity, life annuity with 120 stipulated payments, or full cash refund annuity. The Bank’s funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future.

The following table sets forth the estimated annual benefits payable upon retirement under the pension plan, to persons who have earned the specified average annual compensation and who have completed the specified years of creditable service:

Annual	Years of Creditable Service
Average
Compensation	15	20	25	30	35	40

$ 25,000	$4,725	$6,300	$7,875	$9,450	$11,025	$11,025

$ 50,000	$9,450	$12,600	$15,750	$18,900	$22,050	$22,050

$ 75,000	$15,536	$20,715	$25,893	$31,072	$36,250	$36,250

$100,000	$22,098	$29,465	$36,831	$44,197	$51,563	$51,563

$125,000	$28,661	$38,215	$47,768	$57,322	$66,875	$66,875

$150,000	$35,223	$46,965	$58,706	$70,447	$82,188	$82,188

$200,000	$48,348	$64,465	$80,581	$96,697	$112,813	$112,813

$205,000	$49,661	$66,215	$82,768	$99,322	$115,875	$115,875

$210,000	$50,973	$67,965	$84,956	$101,947	$118,938	$118,938

$215,000	$52,286	$69,715	$87,143	$104,572	$122,000	$122,000

$220,000	$53,598	$71,465	$89,331	$107,197	$125,063	$125,063

$225,000	$54,911	$73,215	$91,518	$109,822	$128,125	$128,125

$230,000	$56,223	$74,965	$93,706	$112,447	$131,188	$131,188

The single plan maximum benefit limit under Internal Revenue Code Section 415 as of December 31, 2008 is $185,000. The maximum annual compensation allowed under a qualified plan is $230,000 for 2008. The benefits above were computed assuming that (i) the normal form of payment to a single participant is used and (ii) the employee turns 65 in December 2008.

The estimated creditable years of service at normal retirement for Messrs. Walter, Zanetti, and Burnett, and Mme. Hahn and Sanborn (the executive officers in the Executive Compensation Table below, who participate in the Pension Plan) is 34, 14, 14, 42 and 18 years respectively.

(5) Postretirement Benefits

The Bank sponsors a postretirement medical, dental and life insurance benefit plan for retirees in the pension plan. Effective in 2005, employees attaining age 55 or older, and whose age plus service is greater than or equal to 85 are eligible for medical benefits. The retirees pay a percentage of the medical benefit costs. Retirees pay 25% of the special Medicare Supplement premium if single coverage is selected and 40% of the special Medicare Supplement premium for the two person or family plan.

(6) Supplemental Executive Retirement Program (SERP)

On March 11, 2003, the Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (the “SERP”) effective March 11, 2003 to permit designated executives of the Bank to receive supplemental retirement benefits from the Bank, which amounts would be due under the benefit and contribution formulas in the Bank’s defined benefit retirement plan and its defined contribution plan, but which cannot be paid under those plans due to reductions and other limitations imposed on such plans pursuant to the Internal Revenue Code of 1986. The SERP is an unfunded, non-qualified deferred compensation plan and benefits there under will be paid from the general assets of the Bank. The participants in the SERP as of March 11, 2003 are Charles Burnett, Raymond Walter and Wayne Zanetti. In 2007, Tatiana Hahn was added as a participant in the plan, and in 2008, Charles Burnett was no longer participating in the plan.

Other Perquisites.     The following benefits are available only to the person mentioned:

Officer / Employee	Perquisite
Ray Walter, President	Car Allowance for business use

Certain officers and employees receive reimbursement, in accordance with the Internal Revenue Code, for various costs incurred in connection with utilization of their personal vehicle in connection with business travel that is in addition to typical business expenses.

Executive Compensation

The following table sets forth a summary of all compensation paid during the last three fiscal years to the Company’s President and Chief Executive Officer and all executive officers who received annual salary and bonus compensation in excess of $100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compens- ation ($)	Change in Pension Value and Nonquali- fied Deferred Compens- ation Earnings[1] ($)	All Other Compens- ation[2] ($)	Total ($)
Raymond Walter, President and Chief Executive Officer	2008[3]	$271,998	$40,505				$232,560	$34,467	$579,530
	2007	$255,131	$52,354				$70,287	$34,791	$412,563
	2006	$246,292	$50,825				$159,106	$35,117	$491,340
Wayne V. Zanetti, Executive Vice President	2008	$157,306	$19,363				$88,111	$23,779	$288,559
	2007	$137,836	$23,850				$28,217	$20,561	$210,464
	2006	$125,274	$21,676				$61,842	$18,366	$227,158
Charles E. Burnett, Treasurer and Chief Financial Officer	2008[3]	$104,988					$49,054	$9,865	$163,907
	2007	$120,628	$21,191				$32,102	$12,900	$186,821
	2006	$110,770	$19,802				$77,452	$12,952	$220,976
Virginia Sanborn, Interim Chief Financial Officer	2008[3]	$93,760	$9,032				$7,545	$4,702	$115,039
Tatiana Hahn, Senior VP and Chief Lending Officer	2008	$101,558	$13,572				$39,783	$8,885	$163,798
	2007	$87,320	$16,716				$8,802	$8,475	$121,313
	2006	$79,205	$14,922				$15,952	$6,716	$116,795

1) Remuneration includes pension, postretirement medical, dental and life benefits, and SERP. Mr. Zanetti is currently eligible for early retirement under the Pension Plan. The early retirement benefit is payable on the first day of the month coincident with or next following the attainment of age 55. For the early retirement benefit, the accrued benefit is reduced for each month that the early retirement date precedes the normal retirement date. The early retirement benefit is no longer reduced at age 62 if an active participant has completed at least 10 years of vesting service.

2) Remuneration includes committee fees, imputed income on bank owned life insurance, car allowance and the Bank’s portion of 401(k) contributions.

3) Mr. Walter retired at the end of 2008 and was succeeded by Mr. Wayne Zanetti. Mr. Burnett left the Bank in September, 2008 with Mme. Sanborn assuming the role of interim Chief Financial Officer until a replacement was found. In January 2009, John A. Russell assumed the role of Chief Financial Officer.

Executive Retirement Plans

The following table shows the present value of the accumulated benefits payable to each of the named executive officers, and the number of years of services credited to each under the pension and postretirement plans at December 31, 2008.

Name	Plan Name	Number of years of credited service	Present value of accumulated benefit		Payments during last fiscal year
Raymond Walter	Pension Plan	34		$1,387,304	$	
	Postretirement Plan	34		$134,156	$	
Wayne V. Zanetti	Pension Plan	9		$199,940	$	
	Postretirement Plan	9	$		$	
Charles E. Burnett	Pension Plan	14		$268,364		$5,123
	Postretirement Plan	14	$		$	
Virginia Sanborn	Pension Plan	3		$21,098	$	
	Postretirement Plan	3	$		$	
Tatiana Hahn	Pension Plan	22		$130,082	$	
	Postretirement Plan	22		$46,057	$	

The assumed retirement date for Mr. Zanetti and Mme. Hahn and Sanborn is age 62, since they will each be age 62 with at least 10 years of vesting service. Messrs. Walter and Burnett retired from the plan as of October 1, 2008 and January 1, 2009, respectively.

Eligibility for the postretirement medical, dental and life benefits requires age plus service greater than or equal to 85. The earliest retirement age is age 60. Mr. Burnett is no longer a participant in the plan in 2008 and was not eligible for benefits. Mme. Hahn will be eligible for benefits beginning at age 60. Mr. Walter retired in 2009 and is eligible for benefits. Because Ms. Sanborn and Mr. Zanetti will not meet the eligibility requirements as of age 65, they do not have an accumulated benefit under the plan.

Report of the Audit Committee

The Audit Committee of the Board of Directors of Jeffersonville Bancorp ("Company") is responsible for providing independent, objective oversight of the Company's accounting functions, internal controls and financial reporting process. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ's listing standards. The Audit Committee operates under a written charter approved by the Board of Directors a copy of which was attached to the Proxy Statement for the 2007 Annual Meeting.  A copy is available from Wayne Zanetti, Jeffersonville Bancorp, P.O. Box 398, Jeffersonville, New York 12748.  Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit Committee is required.

Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountant, Beard Miller Company LLP, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, the Company's Audit Committee met with management and the independent accountants to review and discuss the Company's December 31, 2008 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Examining Committees).

Based upon the Audit Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Donald L. Knack (Chairman)
Douglas A. Heinle
John W. Galligan

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 20, 2009 with respect to the amount of the Company’s Common Stock beneficially owned by each director of the Company, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of the Company as a group.

	Share of Common		Percent of Common
Name and Position	Stock Owned (A)		Stock Outstanding

John W. Galligan, Director (and Director Nominee)	30,075		0.70

John K. Gempler, Secretary and Director	78,889	(1)	1.83

Tatiana Hahn, Chief Lending Officer and Vice President	8,086	.917(2)	0.19

Douglas A. Heinle, Director	47,968	.76(3)	1.11

George W. Kinne, Jr., Senior Lending Officer and Vice President	512.930		0.01

Kenneth C. Klein, Chairman and Director	5,084.365	.930	0.12

Donald L. Knack, Director	7,058	.956(4)	0.16

James F. Roche, Director	102,866.546		2.39

John A. Russell, Chief Financial Officer and Treasurer	1,594.338		0.04

Edward T. Sykes, Director	40,551		0.94

Raymond Walter, Vice Chairman and Director (and Director Nominee)	24,600	(5)	0.57

Earle A. Wilde, Director (and Director Nominee)	69,064	.144(6)	1.60

Wayne V. Zanetti, Chief Executive Officer, President and Director (and Director Nominee)	16,191.030		0.38

All Directors and Executive Officers as a group (13 persons)	402,467.986		9.35

(A) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 20, 2009. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.
(1) Included in this number are 3,897 shares owned jointly by Mr. Gempler and his wife Lorraine Gempler.
(2) Included in this number are 4,069.385 shares owned jointly with her husband Andrew Hahn. Mrs. Hahn’s children, Michael and Christopher held 2,448.478 and 1,530.427 shares respectively, which are included in this number.
(3) Included in this number are 189.759 shares owned by Mr. Heinle’s wife Penny Heinle.
(4) Include in this number are 56.956 shares owned by Mr. Knack’s wife Donna Knack.
(5) Included in this number are 4,086 shares owned jointly by Mr. Walter and his wife Nancy Walter.
(6) Included in this number are 14,525.893 shares owned by Mr. Wilde’s wife Elizabeth J. Wilde.

PRINCIPAL HOLDERS OF VOTING SECURITIES

At March 20, 2009, management believed there were no beneficial owners who own 5% or more of the outstanding Common Stock of the Company.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Proposal 2)

The Board of Directors has appointed the firm of Beard Miller Company LLP to continue as independent auditor of the Company for the fiscal year ending December 31, 2009 subject to ratification of such appointment by the stockholders. Beard Miller Company LLP was first appointed as the independent auditors of the Company in 2006. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Beard Miller Company LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 2009. Representatives of Beard Miller Company LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to approve and adopt this amendment.

The Board of Directors recommends that stockholders vote “For” the ratification of Beard Miller Company LLP as independent auditors for the year ending December 31, 2009.

***

Audit Fees and Other Information

The following table presents fees for professional audit services rendered by independent accountants for the audit of the Company's annual consolidated financial statements and for other services for the fiscal year ended December 31, 2008.

Audit Services:

Audit fees (1)	$194,400
All other fees (2)	12,035
206,435
Tax fees (3)	19,450
Total fees	$225,885

(1) Includes professional services rendered by Beard Miller Company LLP for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-K, or services normally provided in connection with statutory and regulatory filings including out of pocket expenses. This also includes the review of financial statements included three quarterly Forms 10-Q.

(2) Includes professional services rendered by Beard Miller Company LLP for a limited scope audit of the Company's employee benefit plans.

(3) Includes professional services rendered by Beard Miller Company LLP for tax services including preparation of tax returns and estimated payments, including consolidated and subsidiary returns.

The following table presents fees for professional audit services rendered by independent accountants for the audit of the Company's annual consolidated financial statements and Management's assessment of internal control over financial reporting, and for other services for the fiscal year ended December 31, 2007.

Audit Services:

Audit fees (1)	$207,200
All other fees (2)	20,900
228,100
Tax fees (3)	39,250
Total fees	$267,350

(1) Includes professional services rendered by Beard Miller Company LLP for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-K, or services normally provided in connection with statutory and regulatory filings (i.e. attest services required by Section 404 of the Sarbanes-Oxley Act), including out of pocket expenses. This also includes the review of financial statements included three quarterly Form 10-Q.

(2) Includes professional services rendered by Nugent and Haeussler, PC for a limited scope audit of the Company's pension plan financial statements, quarterly tax review and FAS 109 disclosure requirements.

(3) Includes professional services rendered by Nugent and Haeussler, PC for tax services including preparation of tax returns and estimated payments, including consolidated and subsidiary returns and KPMG consultation fee in regards to an IRS examination.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public
Accounting Firm

Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit Committee is required.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below sets forth the cumulative total shareholder return on the Company’s Common Stock for the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. The Company’s cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 2003 and the reinvestment of all dividends since that date to December 31, 2008 and is compared to the cumulative total return of the NASDAQ Composite Index and the ABA NASDAQ Community Bank Index. The data used was obtained from published sources and is believed to be accurate.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
FISCAL YEAR ENDED DECEMBER 31, 2008
JEFFERSONVILLE BANCORP

	Period Ending
	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07	12/31/08
Index:
Jeffersonville Bancorp	100.00	105.85	133.19	108.92	84.96	64.12
NASDAQ Composite Index	100.00	108.59	110.08	120.56	132.39	78.72
ABA NASDAQ Community Bank Index	100.00	118.23	117.77	133.51	103.00	85.45

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR INCLUSION IN PROXY STATEMENT

Any proposal which a shareholder wishes to have included in the Company’s proxy statement and form of proxy relating to the Company’s 2010 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company’s Secretary at P.O. Box 398, Jeffersonville, New York 12748 by November 26, 2009. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at the Company’s 2009 Annual Meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of the Company by not less than 120 calendar days in advance of the date of the corporation’s proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders (November 26, 2009). A stockholder’s notice must be addressed to the Secretary of the Company. A stockholder’s notice to the Secretary shall set forth, as to each matter of business the stockholder proposes to bring before the meeting, (i) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address as they appear on the Company’s books, of the stockholder proposing such proposal; (iii) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of the stockholder in such proposal.

The Company’s Bylaws also permit shareholders eligible to vote at the annual meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 120 calendar days in advance of the date of the corporation’s proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders (November 26, 2009). Section 2.12 of the Company’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s stock that are beneficially owned by such person, and (iv) any other information relating to such person that would be required to be disclosed pursuant to Regulations 13D and 13G under the Securities Exchange Act of 1934; and (b) as to the shareholder giving notice (i) the name and address of such shareholder and any other shareholders known by such shareholder to be supporting such nominee(s) and (ii) the number of shares of the Company which are beneficially owned by such shareholder and beneficially owned by any other shareholders known by such shareholder to be supporting such nominee(s) on the date of such shareholder notice.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

BY THE ORDER OF THE BOARD OF DIRECTORS

/s/ Kenneth C. Klein

Kenneth C. Klein
Chairman

Jeffersonville, New York
March 27, 2009